Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.10 per share, of LDK Solar Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 25th day of October 2012.

Heng Rui Xin Energy Co., Ltd	/s/ Zhibin Liu
	Name:	Zhibin Liu
	Title:	Chairman

Beijing Hi-tech Wealth Investment and Developing Co., Ltd	/s/ Zhengyu Zhang
	Name:	Zhengyu Zhang
	Title:	Chairman

Xinyu City State-owned Asset Management Co., Ltd	/s/ Zhibin Liu
	Name:	Zhibin Liu
	Title:	Chairman

Mr. Zhengyu Zhang	/s/ Zhengyu Zhang
	Name:	Zhengyu Zhang

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